UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):

July 31, 2013

___________________

AETRIUM incORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 31, 2013, Aetrium Incorporated (“Aetrium”) completed a transaction in which it sold Cascade Microtech, Inc. (“Cascade”) the assets related to Aetrium’s reliability test equipment business (the “Transferred Business”) pursuant to an Asset Purchase Agreement dated July 31, 2013 (the “Asset Purchase Agreement”).

In connection with the sale, Cascade agreed to provide Aetrium consideration in the form of $1,910,000 paid in cash at closing (which amount included a base purchase price of $1,750,000 plus a $160,000 working capital adjustment), $300,000 paid in cash on the first anniversary of the closing date, $200,000 paid in cash on the eighteen month anniversary of the closing date and up to an additional $1,000,000 paid in cash upon the satisfaction of certain post-closing revenue milestones based on the performance of the Transferred Business during the period commencing August 1, 2013 and ending April 30, 2014. As part of the transaction Cascade has also agreed to assume certain liabilities related to the Transferred Business.

The foregoing summary is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Reference is also made to the press release announcing the transaction attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement by and among Aetrium Incorporated and Cascade Microtech, Inc. dated July 31, 2013

99.1	Press Release dated August 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:	/s/ Paul H. Askegaard
Paul H. Askegaard Treasurer

Dated: August 1, 2013

AETRIUM IncORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
2.1	Asset Purchase Agreement by and among Aetrium Incorporated and Cascade Microtech, Inc. dated July 31, 2013*	Filed herewith

99.1	Press Release dated August 1, 2013	Filed herewith

*All exhibits and schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aetrium will furnish the omitted exhibits and schedules to the Securities Exchange Commission upon request.